UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2010

Ally Financial Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2010, Ally Financial Inc. (“Ally”) delivered to the United States Department of the Treasury (“Treasury”) a notice of conversion relating to the conversion of 110,000,000 shares of Ally Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (“MCP”) held by Treasury into common stock of Ally, par value $0.01 per share (“Common Stock”) (the “Conversion”). The MCP Certificate of Designations (the “MCP Designation”) allows Ally to exercise an optional conversion, in whole or in part, subject to the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the prior written consent of Treasury.

On December 30, 2010, the Conversion was completed and 110,000,000 shares of MCP, all of which were owned by Treasury, were converted into 531,850 shares of Common Stock. Prior to the Conversion, Treasury held approximately 56.3% of the Common Stock of Ally and $11,437,500,000 aggregate liquidation preference amount of MCP. Following the Conversion, Treasury holds approximately 73.8% of the Common Stock of Ally and $5,937,500,000 aggregate liquidation preference amount of MCP.

As a result of the Conversion and the consequent dilution of the equity interest in Ally held by or on behalf of General Motors Company (“GM”), the Federal Reserve has determined that Ally Bank and GM will no longer be treated as “affiliates” for purposes of Sections 23A and 23B of the Federal Reserve Act, which, among other things, impose limitations on transactions between banks and their affiliates. Transactions between Ally Bank and GM will continue to be subject to regulation and examination by the bank’s primary federal regulator, the Federal Deposit Insurance Corporation.

The issuance of Common Stock in the Conversion was exempt from registration pursuant to Section 4(2) and Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.01	Changes in Control of Registrant.

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference herein.

Each holder of Ally Common Stock is party to an Amended and Restated Governance Agreement (the “Governance Agreement”), which establishes certain agreements and understandings between the parties with respect to the composition and size of Ally’s Board of Directors. Prior to the Conversion, Treasury held approximately 56.3% of the Common Stock of Ally. Following the Conversion, Treasury holds approximately 73.8% of the Common Stock of Ally. Pursuant to the Governance Agreement and as a result of the Conversion, Treasury is entitled to appoint two additional members of Ally’s Board of Directors, for a total of six directors designated by Treasury. In accordance with the Governance Agreement, the size of the Board of Directors will be increased to 11 members.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Prior to the Conversion, Ally submitted an amendment to the MCP Designation to its stockholders and such amendment was approved by a majority thereof, including at least two common holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc.
(Registrant)

Date:	December 30, 2010	By:	/s/ David J. DeBrunner
		Name:	David J. DeBrunner
		Title:	Vice President, Chief Accounting Officer and Controller